                      AMENDED AND RESTATED
                   ARTICLES OF INCORPORATION
                               OF
                COMMUNITY FINANCIAL CORPORATION

                            ARTICLE I
                               NAME

     The name of the corporation is Community Financial Corporation.


                            ARTICLE II
                          CAPITAL STOCK

     Paragraph A. The aggregate number of shares of stock which the Corporation shall have the authority to issue and the par value per share are as follows:

                                    Number of
         Class                       Shares            Par Value
     --------------                ----------          ----------

     Common Stock                  10,000,000             $0.01
     Preferred Stock                3,000,000             $0.01


     Paragraph B. No holders of any class of stock of the Corporation shall have any preemptive or other preferential right to purchase or subscribe to
(i) any shares of any class of stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock, or (iii) any obligations convertible into any such stock or into warrants, rights or options to purchase any such stock.

     Paragraph C. The holders of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise provided in any articles of amendment applicable to any series of Preferred Stock, and as otherwise expressly provided by the then existing statutes of Virginia. The holders of the Common Stock shall have one vote for each share of Common Stock held by them. Except as may be set forth in any articles of amendment applicable to shares of Preferred Stock, the holders of the Common Stock shall be entitled to receive the net assets of the Corporation upon dissolution.

     Paragraph D. Authority is expressly vested in the Board of Directors to divide the Preferred Stock into, and issue the same in, series and, to the fullest extent permitted by law, to fix and determine the preferences, limitations and relative rights of the shares of any series so established, and to provide for the issuance thereof.

     Prior to the issuance of any shares of a series of Preferred Stock, the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the preferences, limitations and relative rights thereof, and the Corporation shall file with the State Corporation Commission articles of amendment as required by law, and the State Corporation Commission shall have issued a certificate of amendment.


                           ARTICLE III
             INDEMNIFICATION AND LIMITS ON LIABILITY
                    OF DIRECTORS AND OFFICERS

     Paragraph A. The Corporation shall indemnify any Director or Officer made a Party to a Proceeding (including without limitation any Proceeding by or in the right of the Corporation in which the Director or Officer is

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

adjudged liable to the Corporation) because he or she is or was a Director or Officer of the Corporation against any Liability incurred in the Proceeding to the fullest extent permitted by Virginia law, as it may be amended from time to time.

     Paragraph B. The Corporation shall not indemnify a Director or Officer under Paragraph A above (unless authorized or ordered by a court) unless in each specific case a determination pursuant to Virginia law, as it may be amended from time to time, has been made that indemnification is permissible under the circumstances. The termination of a Proceeding by judgment, order, settlement or conviction is not, of itself, determinative that Director or Officer is not entitled to indemnification under this Article III.

     Paragraph C. Expenses incurred by a Director or Officer in a Proceeding shall be paid by the Corporation in advance of the final disposition of the Proceeding if:

     1. The Director or Officer furnishes the Corporation a written statement of his or her good faith belief that he or she is entitled to indemnification pursuant to this Article III;

     2. The Director or Officer furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard for indemnification pursuant to this Article III; and

     3. A determination pursuant to Virginia law, as it may be amended from time to time, is made that the facts then known to those making the determination would not preclude indemnification under this Article III.

         The undertaking required by subsection 2 of this Paragraph C shall be an unlimited general obligation of the Director or Officer but need not be secured and may be accepted without reference to his or her financial ability to make repayment.

    Paragraph D. The indemnification provided by this Article III shall not be exclusive of any other rights to which any Director or Officer may be entitled, including without limitation rights conferred by applicable law and any right under policies of insurance that may be purchased and maintained by the Corporation or others, even as to liabilities against which the Corporation would not have the power to indemnify such Director or Officer under the provisions of this Article III.

    Paragraph E. The Corporation may purchase and maintain insurance, at its sole expense, in such amounts and on such terms and conditions as the Board of Directors may deem reasonable, against all liabilities or losses it may sustain in consequence of the indemnification provided for in this Article III.

    Paragraph F. The Board of Directors shall have the power but not the obligation, generally and in specific cases, to indemnify employees and agents of the Corporation to the same extent as provided in this Article III with respect to Directors or Officers. The Board of Directors is hereby empowered by a majority vote of a quorum of disinterested Directors to contract in advance to indemnify any Director or Officer. The Board of Directors is further empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to contract in advance to indemnify any person who is not a Director or Officer who was or is a party to any Proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or was serving at the request of the Corporation as Director, Officer, employee or agent of another corporation, partnership, joint venture trust,

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

employee benefit plan or other enterprise, to the same extent as if such person were a Director or Officer.

    Paragraph G. To the full extent that Virginia law, as it exists on the date hereof or may hereafter be amended, permits the elimination of the liability of Directors and Officers for damages in any proceeding brought by or in the right of the Corporation or brought by or on behalf of the shareholders of the Corporation, such liability is hereby eliminated.

    Paragraph H.  In this Article III:

         "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes the estate or personal representative of a director.

         "Officer" means an individual who is or was an officer of the Corporation or an individual who is or was serving at the Corporation's written request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes the estate or personal representative of an officer. Except as set forth above "Officer" does not include officers of corporations controlled by the Corporation.

         "Expenses" includes but is not limited to counsel fees.

         "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including without limitation any excise tax assessed with respect to an employee benefit plan, and reasonable Expenses incurred with respect to a Proceeding.

         "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in any Proceeding.

         "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

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

                            ARTICLE IV
                            DIRECTORS

    Paragraph A. Except as otherwise fixed by any articles of amendment adopted by the Board of Directors pursuant to Paragraph D of Article II relating to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The initial directors, whose terms shall expire at the first shareholders' meeting at which directors are elected, shall be:



        Richard E. Bonin                  James R. Cooke, Jr.
        905 Blue Ridge Drive              25 North Central Avenue
        Staunton, Virginia 24401          Staunton, Virginia 24401

        Jane C. Hickok                    Charles F. Andersen
        P. O. Box 309                     6 Hickory Hill Lane
        Verona, Virginia 24482            Fishersville, Virginia 22939

        Dale C. Smith                     Charles W. Fairchilds
        Route 2, Box 361                  125 Alta Drive
        Staunton, Virginia 24401          Stuarts Draft, Virginia 24477

        Kenneth L. Elmore                 Thomas W. Winfree
        P. O. Box 2607                    6 Waverly Green
        Staunton, Virginia 24402-2607     Staunton, Virginia 24401


    Commencing with the first shareholders' meeting at which directors are elected, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998 and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    There shall not be cumulative voting in elections of directors.

    Paragraph B. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

    Paragraph C. Except as otherwise fixed by any articles of amendment adopted by the Board of Directors pursuant to Paragraph D of Article II relating to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of shareholders and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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

                            ARTICLE V
                         BYLAW AMENDMENTS

    The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation except so far as any Bylaw of the Corporation adopted by the stockholders shall otherwise provide. Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.


                            ARTICLE VI
                    SPECIAL VOTING PROVISIONS

    Paragraph A. An amendment to the Articles of Incorporation of the Corporation shall be approved if a majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action.

    Paragraph B. Subject to the right of holders of any series of Preferred Stock to elect or remove directors under specified circumstances, at a special meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

    Paragraph C. Any merger or share exchange to which the Corporation is a party or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business, shall be approved if a majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action.

    This Paragraph C shall not affect the power of the Board of Directors to condition its submission of any plan of merger, share exchange or direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business, on any basis, including the requirement of a greater vote.


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


                              BYLAWS
                                OF
                 COMMUNITY FINANCIAL CORPORATION


                            ARTICLE I
                       Shareholder Matters

    Section 1.1.   Annual Meetings.

         A. The annual meeting of the shareholders of the Corporation shall be held at such a place as may be decided by, the Board of Directors on a date during the month of July, August or September of each and every year, the exact date, place and hour to be fixed by the Board of Directors.

         B. At the annual meeting of the shareholders of the Corporation, Directors shall be elected and reports of the affairs of the Corporation shall be received and considered. Any other business may be transacted which is within the powers of the shareholders, except that, if any shareholder shall bring new business before the annual meeting, the shareholder must give advance notice as set forth in Section 1.6 of these Bylaws.

         C. The Board of Directors may designate any place, either within or without the Commonwealth of Virginia, as the place of meeting for any annual meeting or for any special meeting. If no place is designated by the Board, the place of meeting shall be the principal office of the Corporation.

    Section 1.2. Special Meetings. Unless otherwise prescribed by law or by the Articles of Incorporation, special meetings of shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Chairman of the Board, the President, or the Secretary upon the written request of the holders of not less than one-tenth of all the outstanding capital stock of the Corporation entitled to vote at the meeting; provided that a special meeting of shareholders to vote on any amendment to the articles of Incorporation or to vote on a matter relating to a change of control of the Corporation may be called only by the Board of Directors. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the Principal office of the Corporation addressed to the Chairman of the Board, the President or the Secretary.

    Section 1.3. Notice of Meetings. Notice of the time and place of every annual meeting or special meeting shall be mailed to each Shareholder of record entitled to vote at the meeting at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days before the date of such meeting (except as a different time may be specified by law).

    Section 1.4. Quorum. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of such voting group for action on such matter. If there is not a quorum at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice, other than by announcement at the meeting, until there is a quorum.

    Section 1.5. Voting. Except as the Articles of Incorporation otherwise provide, at any meeting of the shareholders, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

    Section 1.6. New Business. At an annual meeting of shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. For any

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

new business proposed by management to be properly brought before the annual meeting, such new business shall be approved by the Board of Directors, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the Secretary of the Corporation at least 20 days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or received at the principal executive offices of the Corporation, not less than 20 days prior to the meeting; provided, however, that in the event that less than 30 days' notice of the date of the meeting is given to shareholders (which notice shall be accompanied by a proxy or information statement which describes each matter proposed by the Board of Directors to be acted upon at the meeting), notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, (b) the name and address of the shareholder proposing such business, and (c) the class and number of shares of the Corporation which are owned of record by the shareholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.6.

    Section 1.7. Order of Business. All meetings of shareholders shall be conducted in accordance with such rules as are prescribed by the Chairman of the meeting and the Chairman shall determine the order of business at all meetings of the shareholders.

    Section 1.8. Inspectors. The Board of Directors, in advance of any meeting of shareholders, may, but shall not be required to, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the Chairman of the meeting may appoint one or more inspectors. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the Chairman of the meeting, the inspectors shall make a report of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.


                            ARTICLE II
                            Directors

    Section 2.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law or by the Articles of Incorporation, or by these Bylaws, all of the powers of the Corporation shall be exercised by or under the authority of said Board of Directors.

    Section 2.2. Number and Qualification. The Board of Directors shall consist of eight (8) Directors.

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

    Section 2.3. Election of Directors. The Directors shall be elected at the annual meeting of shareholders, and shall hold their offices until their successors are elected in accordance with the Articles of Incorporation. Nominations for the election of Directors shall be given in the manner provided in Section 2.9.

    Section 2.4. Vacancies. The Board of Directors shall consist of three classes and, when the number of Directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, that each class shall be equal or as nearly equal in size as possible; provided, further, that no decreases in the number of Directors shall affect the term of any Director then in office.

    Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors although less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected to serve until the next election of Directors by the shareholders. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

    Section 2.5. Honorary and Advisory Directors. The Board may appoint to the position of Honorary Director or the position of Advisory Director such person or persons as it deems appropriate. Honorary Directors shall be entitled to receive notice of, and to attend all meetings of the Board, but they shall not be Directors and shall not be entitled to vote, nor shall they be counted in determining a quorum of the Board. Advisory Directors shall be entitled only to notice of meetings of Advisory or other Boards of the Corporation to which they shall be appointed. Honorary and Advisory Directors shall receive such compensation as may be authorized by the Board of Directors for attendance at meetings of Advisory or other Boards to which such Advisory or Honorary Directors are appointed.

    Section 2.6.  Meetings of Directors.  Meetings of the Board of
Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board of Directors, or upon call of the Chairman of the Board of Directors or the President. The Secretary, or officer performing his duties, shall give at least twenty-four
(24) hours' notice by telegraph, letter, telephone or in person, of all meetings of the Directors; provided, that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Regular meetings of the Board of Directors shall be held at least six times in every calendar year. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice either before or after the meeting. Neither the business to be transacted nor the purpose of any annual or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    Section 2.7. Quorum. A majority of the members of the Board of Directors shall constitute a quorum.

    Section 2.8. Compensation. The Board of Directors shall fix the compensation of the Directors.

    Section 2.9. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as Directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for Directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Corporation at least 5 days prior to the date of the annual meeting. Ballots

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

bearing the names of all the persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for Directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

    Section 2.10. Other Committees. The Board of Directors may create committees and appoint members of committees in accordance with Virginia law.

    Section 2.11. Age Limitations. Other than Directors serving as directors of the Corporation's predecessor as of September 19, 1974, no person shall be eligible for election, re-election, appointment, or re-appointment to the Board of Directors of the Corporation if such person is then more than 71 years of age. Any Director subject to this provision, upon attaining that age, shall automatically cease to be a Director and the Board of Directors shall fill the vacancy until the next annual meeting of shareholders.


                           ARTICLE III
                       Executive Committee

    Section 3.1. Appointment. The Board of Directors, by resolution adopted by a majority of the full Board, may designate the Chief Executive Officer and two or more of the other Directors to constitute an Executive Committee. The designation of any committee pursuant to this Article III and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any Director, of any responsibility imposed by law or regulation.

    Section 3.2. Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except to the extent, if any, that such powers and authority shall be limited by resolution of the Board of Directors or Virginia law.

    Section 3.3. Tenure. Each member of the Executive Committee shall hold office until the next annual regular meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee.

    Section 3.4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any members of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.


                            ARTICLE IV
                             Officers

    Section 4.1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Chairman of the Board may also be designated as an officer. The Board of Directors may designate one or more Vice Presidents, Assistant secretaries, Assistant Treasurers and other officers. The offices of Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The officers of the Corporation need not be either shareholders or Directors of the Corporation.

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

    Section 4.2. Election. The Board of Directors at its first meeting held after the annual meeting of shareholders shall elect annually the officers of the Corporation who shall exercise such powers and perform such duties as shall be set forth in these Bylaws and as determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

    Section 4.3. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

    Section 4.4. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

    Section 4.5. President. The President shall be a director of the Corporation. The President or the Chairman of the Board, as designated by the Board of Directors, shall be the chief executive officer. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. If so designated by the Board of Directors, the President shall preside at the annual meetings and special meetings of the shareholders. The President shall also perform such other duties and may exercise such other powers as from time to time assigned to him by these Bylaws or by the Board of Directors.

    Section 4.6. Vice President. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. The Board of Directors may designate one or more Vice Presidents as executive Vice President or senior Vice President. If there is no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

    Section 4.7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when

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required.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there is one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

    Section 4.8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 4.9. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant secretaries, if there is any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there is one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     Section 4.10. Assistant Treasurers. Assistant Treasurers, if there is any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there is one, or the Treasurer, and in the absence of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 4.11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

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                            ARTICLE V
                          Capital Stock

     Section 5.1. Issues of Certificate of Stock. Certificates of capital stock shall be in such form as may be prescribed by law and by the Board of Directors. All certificates shall be signed by the President and by the Secretary or an Assistant Secretary, or by any other two Officers authorized by resolution of the Board of Directors.

     Section 5.2. Transfer of Stock. The stock of the corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on surrender of the certificate or certificates for such shares duly endorsed, and, if sought to be transferred by attorney, accompanied by a written power of attorney to have such stock transferred on the books of the Corporation.

     Section 5.3. Restrictions on Transfer of Stock. Any restrictions that may be imposed by law, by the Articles of Incorporation or Bylaws of the Corporation, or by an agreement among shareholders of the Corporation, shall be noted conspicuously on the front or back of all certificates representing shares of stock of the Corporation.

     Section 5.4. Lost, Destroyed or Mutilated Certificates. The holder of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Corporation may in its discretion cause one or more new certificates for the same aggregate number of shares to be issued to such Stockholder upon the surrender of the mutilated certificate, or upon satisfactory proof of such loss or destruction accompanied by the deposit of a bond in such form and amount and with such surety as the Corporation may require.

     Section 5.5. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     Section 5.6. Record Date. The Board of Directors shall fix in advance the record date in order to make a determination of shareholders for any purpose, including the determination of shareholders entitled to notice of or to vote at any shareholders' meeting or entitled to payment of any dividend or distribution to shareholders. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     Section 5.7. Control Share Acquisitions. Article 14.1 of the Virginia Stock Corporation Act shall not apply to the Corporation.


                            ARTICLE VI
                     Miscellaneous Provisions

     Section 6.1. Seal. The seal of the Corporation shall be circular in shape with the name of the Corporation around the circumference thereof, and the word "SEAL" in the center thereof.

     Section 6.2. Examination of the Books and Records. The books and records of account of the Corporation, the minutes of the proceedings of the shareholders, the Board and Committees appointed by the Board of Directors and the records of the shareholders showing the names and addresses of all shareholders and the number of shares held by each, shall be subject to inspection during the normal business hours by any person who is a duly

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qualified Director of the Corporation at the time he makes such inspection.
Shareholders shall have such rights to inspect records of the Corporation as are prescribed by applicable law.

     Section 6.3. Checks, Notes and Drafts. Checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.

     Section 6.4. Amendments to By-Laws. These Bylaws may be altered, amended or repealed in accordance with the Articles of Incorporation.

     Section 6.5. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board of Directors, the President or any Executive Vice President may from time to time appoint an attorney or attorneys as agent or agents of the Corporation to cast in the name of the Corporation the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and such Officers may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises; or any of such Officers may himself attend any meeting of the holders of stock or other securities of any such other corporation and there vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.